Early Warning Report

This report is made pursuant to:
Subsection 101 of the Securities Act (Ontario)
Subsection 111 of the Securities Act (British Columbia)
Subsection 110 of the Securities Act, 1988 (Saskatchewan)
Subsection 92 of the Securities Act (Manitoba)
Subsection 141 of the Securities Act (Alberta)
Subsection 107 of the Securities Act (Nova Scotia)
Subsection 102 of the Securities Act (Newfoundland)
Section 147.11 of the Securities Act (Quebec)

(a)	Name and address of Offerors:

Fidelity Management & Research Company (“FMR Co.”) Fidelity Management Trust Company (“FMTC”) 82 Devonshire Street Boston, MA, 02109

Fidelity International Limited (“FIL”) 42 Crow Lane, Pembroke, Bermuda

FMR Co., FMTC, FIL, and certain other relevant affiliates and associates are sometimes hereinafter collectively referred to as “Fidelity.”

(b)	The designation and number or principal amount of securities and the offeror’s security holdings percentage in the class of securities of which the offeror acquired ownership or control in the transaction or occurrence giving rise to the obligation to file the news release, and whether it was ownership or control that was acquired in those circumstances:

260,300 shares (or 0.52%) of Boardwalk Equities Inc.’s outstanding common stock by accounts and funds managed by Fidelity. Fidelity acquired control but not ownership of the securities purchased in this transaction.

(c)	The designation and number or principal amount of securities and the offeror’s security holding percentage in the class of securities immediately after the transaction or occurrence giving rise to the obligation to file the news release:

Fidelity has collective control over 5,995,200 shares (or 12.03%) of Boardwalk Equities Inc.’s outstanding common stock.

(d)	The designation and number or principal amount of securities and percentage of outstanding securities of the class of securities referred to in paragraph (c) over which:

(i)	the offeror, either alone or together with any joint actors, has ownership and control:

Not applicable.

(ii)	the offeror, either alone or together with any joint actors, has ownership but control is held by other persons or companies other than the offeror or any joint actor:

Not applicable.

(iii)	the offeror, either alone or together with any joint actors, has exclusive or shares control but does not have ownership:

FMR Co. has control over 4,528,900 shares (or 9.09%) of Boardwalk Equities Inc.’s outstanding common stock.
FMTC has control over 1,372,400 shares (or 2.75%) of Boardwalk Equities Inc’s outstanding common stock.
FIL has control over 93,900 shares (or 0.19%) of Boardwalk Equities Inc’s outstanding common stock.

(e)	Market where the transaction or occurrence took place:

New York Stock Exchange

(f)	The purpose of the offeror and any joint actors in effecting the transaction or occurrence that gave rise to the news release, including any future intention to acquire ownership of, or control over, additional securities of the reporting issuer:

Fidelity fund and trust account purchases have been made for investment purposes only and not with the purpose of influencing the control or direction of Boardwalk Equities Inc. The Fidelity funds and trust accounts may, subject to market conditions, make additional investments in or dispositions of securities of Boardwalk Equities Inc. in the future, including additional purchases of the common stock. Fidelity does not, however, intend to acquire 20% of any class of the outstanding voting or equity securities of Boardwalk Equities Inc.

(g)	The general nature and the material terms of any agreement, other than lending arrangements, with respect to securities of the reporting issuer entered into by the offeror, or any joint actor, and the issuer of the securities or any other entity in connection with the transaction or occurrence giving rise to the news release, including agreements with respect to the acquisition, holding, disposition or voting of any of the securities:

Not applicable.

(h)	The names of any joint actors in connection with the disclosure required by this report:

Certain affiliates and associates of Fidelity and certain persons and companies of whom Fidelity is an associate may be presumed to be joint actors with Fidelity. The filing of this report, however, is not an admission that any entity described above is a joint actor with any other entity.

(i)	In the case of a transaction or occurrence that did not take place on a stock exchange or other market that represents a published market for the securities, including an issuance from treasury, the nature and value of the consideration paid by the offeror; and, if applicable, a description of any change in any material fact set out in a previous report by the entity under the early warning requirements or Part 4 in respect of the reporting issuer’s securities:

Not applicable.

Signed on the 13th day of November, 2002 by
“Eric D. Roiter”
Eric D. Roiter
Senior V.P. & General Counsel — FMR Co.
Duly authorized under Powers of Attorney
dated December 30, 1997, by and on behalf
of FMR Corp. and its direct and indirect
subsidiaries, and Fidelity International
Limited and its direct and indirect
subsidiaries.